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                          Streamline Facility Agreement
                                    (Exim Program)
                                 September 24, 1998

TrueVision, Inc.
2500 Walsh Avenue
Santa Clara, CA 95051


Gentlemen:

     Reference is made to the Loan and Security Agreement (Exim Program) between you ("Borrower") and us ("Silicon") dated September 19, 1997 (as amended, the "Loan Agreement"). (This letter agreement, the Loan Agreement, and all other written documents and agreements between us are referred to herein collectively as the "Loan Documents". Capitalized terms used but not defined in this agreement, shall have the meanings set forth in the Loan Agreement.)

     This will confirm our agreement that the following provisions shall apply, effective on the date hereof:

     1. MONTHLY BORROWING BASE. Prior to the initial Loan hereunder and at all times when any Obligations remain outstanding, within 30 days after the end of each month, Borrower shall deliver to Silicon a Borrowing Base Certificate signed by the Chief Executive Officer, President, Chief Financial Officer or Controller of Borrower in substantially the form of Exhibit A hereto, together with aged listings of accounts receivable and accounts payable.

     2. DAILY DELIVERY OF PROCEEDS OF RECEIVABLES NOT REQUIRED. Borrower shall not be required to deliver the proceeds of Receivables to Silicon upon receipt as provided in Section 4.4 of the Loan Agreement; provided that if any Event of Default has occurred and is continuing, without limiting its other rights and remedies, Silicon shall have the right to require that all proceeds of all Receivables be delivered to Silicon upon receipt and in the form received.

     3.   CHANGES TO REPORTING REQUIREMENTS.

     (a) Daily delivery to Silicon of transaction reports, schedules and assignments of Receivables, and schedules of collections, and delivery to Silicon of copies of credit memos within two days after the date issued, as called for by Section 4.3 of the Loan Agreement, will not be required.

     (b) The first sentence of Section 4.6, which requires that Borrower promptly notify Silicon of all disputes or claims relating to Receivables, is replaced by the following: "Borrower shall promptly notify Silicon of all returns and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than $50,000".

                                      -1-

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     (c)  Borrower shall provide to Silicon, within five (5) days of filing, copies of all reports on Form 10-K and 10-Q filed with the Securities and Exchange Commission.

     (d) Borrower's Compliance Certificate and report of all distributor sell-throughs and return sales, set forth in Section 5.3 of the Loan Agreement, shall be required within 30 days of each fiscal quarter ending after the date hereof.

     (e) Collateral audits, as provided for in Section 5.4 of the Loan Agreement, shall be conducted as follows: (i) annually if no Loans have been made to Borrower or (ii) semi-annually if Loans have been made to Borrower. If Borrower requests a Loan and no Loans have been made to Borrower in the six (6) months preceding Borrower's request, a collateral audit shall be conducted within 30 days of the Borrower's request and must be completed with results satisfactory to Silicon in its sole discretion prior to any Loans being made by Silicon to Borrower.

     4. CHANGE IN CREDIT LIMIT. The Credit Limit set forth in the Loan Agreement is hereby amended to read as follows (provided, no changes are being made to the remaining provisions of the Credit Limit, including, without limitation, the definition of "Value"):

          "The unpaid principal balance of all Exim Loans and all accrued interest thereon from time to time outstanding may not exceed the lesser of
(i) or (ii) as follows:

          (i)  $2,000,000 at any one time outstanding; or

          (ii) the sum of (a), (b) and (c):

               (a) 80% of the value of Borrower's eligible export Receivables, which Silicon in its discretion deems eligible for borrowing, that constitute Foreign non-Distributor Receivables; plus

               (b) 65% of the value of Borrower's eligible export Receivables, which Silicon in its discretion deems eligible for borrowing, that constitute Foreign Distributor Receivables; plus

               (c) up to 60% of the Value of Borrower's export inventory which Silicon in its discretion deems eligible for borrowing, up to a maximum of $1,000,000 total at any one time outstanding.

          The term "Foreign Distributor Receivables" shall mean those Receivables arising in the ordinary course of Borrower's business from the sale of goods or rendition of services to any customer located outside of the United States and who is identified by the Bank as a distributor of the Borrower due to, among other things, such customer's rights of product return, price protection credits and/or cooperative advertising credits."

                                      -2-

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     5.   CHANGE IN INTEREST RATE.  The Interest Rate set forth in the Loan
Agreement is hereby amended to read as follows:

          "A rate equal to the "Prime Rate" in effect from time to time, plus 0.25% per annum. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. "Prime Rate" means the rate announced from time to time by Silicon as its "prime rate;" it is a base rate upon which other rates charged by Silicon are based, and it is not necessarily the best rate available at Silicon. The interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate."

     6. CHANGE IN MATURITY DATE. Section 6.1 of the Loan Agreement is hereby amended in its entirety to read as follows: "This Agreement shall continue in effect until SEPTEMBER 24, 1999."

     7.   CHANGES IN FINANCIAL COVENANTS.

          (a) TANGIBLE NET WORTH. Borrower shall not be required to comply with the Tangible Net Worth financial covenant set forth in the Loan Agreement.

          (b) QUICK RATIO. Borrower shall maintain, as of the last day of the fiscal quarter ending September 30, 1998, a ratio of quick assets to current liabilities of at least 0.80 TO 1.0; and Borrower shall maintain, as of the last day of each fiscal quarter ending thereafter, a ratio of quick assets to current liabilities of at least 1.0 TO 1.0.

          (c) DEBT-NET WORTH RATIO. Borrower shall maintain, as of the last day of each calendar month, a ratio of total liabilities to tangible net worth of not more than 1.0 TO 1.0.

          (d) PROFITABILITY. Borrower shall be profitable for the fiscal quarter ending September 30, 1998 and for each fiscal quarter and each fiscal year ending thereafter; provided, however, Borrower shall be permitted to incur a loss (after taxes) for one fiscal quarter in each fiscal year provide, further, that such loss (after taxes) does not exceed $500,000.

          (e) The term "quick assets" means, as of any applicable date, the consolidated cash, cash equivalents, accounts receivable and investments with maturities of fewer than 90 days of Borrower determined in accordance with generally accepted accounting principles.

     8. LOAN FEE. Borrower shall pay Silicon a loan fee in the amount of $30,000, which fee shall be in addition to all interest and other sums payable to Silicon and shall be nonrefundable.

     This Agreement, the Loan Agreement, and the other Loan Documents set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, oral representations, oral agreements and oral understandings between the parties with respect to the subject hereof. Except

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as herein expressly amended, all of the terms and provisions of the Loan
Agreement, and all other Loan Documents shall continue in full force and effect and the same are hereby ratified and confirmed.

     If the foregoing correctly sets forth our agreement, please sign the enclosed copy of this Agreement and return it to us.

                                  Sincerely yours,

                                  Silicon Valley Bank

                                  By               [ILLEGIBLE]
                                    ------------------------------------------
                                     Title            [ILLEGIBLE]
                                          ------------------------------------
Accepted and agreed:

Borrower:
     TRUEVISION, INC.

     By         [ILLEGIBLE]
       -----------------------------
         President or Vice President

                                      -4-

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                                     EXHIBIT  A

                             BORROWING BASE CERTIFICATE


Borrower: TrueVision, Inc.                                               Bank:     Silicon Valley Bank

ACCOUNTS RECEIVABLE
     1.   Accounts Receivable Book Value as of ___                                       $__________
     2.   Additions (please explain on reverse)                                          $__________
     3.   TOTAL ACCOUNTS RECEIVABLE                                                      $__________
ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
     4.   Amounts over 90 days due                                         $__________
     5.   Balance of 50% over 90 day accounts                              $__________
     6.   Concentration Limits                                             $__________
     7.   Foreign Accounts                                                 $__________
     8.   Governmental Accounts                           $__________
     9.   Contra Accounts                                 $__________
     10.  Promotion or Demo Accounts                                       $__________
     11.  Intercompany/Employee Accounts                                   $__________
     12.  Other (please explain on reverse)               $__________
     13.  TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                                           $__________
     14.  Eligible Accounts (#3 minus #13)                                 $__________
     15.  LOAN VALUE OF ACCOUNTS (__% of #14)                                            $__________
INVENTORY
     16.  Inventory Value as of ________                                   $__________
     17.  LOAN VALUE OF INVENTORY (__% of #16)                                           $__________
BALANCES
     18.  Maximum Loan Amount                                              $__________
     19.  Total Funds Available [Lesser of #18 or (#15 plus #17)]                        $__________
     20.  Present balance owing on Line of Credit                                        $__________
     21.  Outstanding under Sublimits ( )                                  $__________
     22.  RESERVE POSITION (#19 minus #20 and #21)                                       $__________


THE UNDERSIGNED REPRESENTS AND WARRANTS THAT THE FOREGOING IS TRUE, COMPLETE AND CORRECT, AND THAT THE INFORMATION REFLECTED IN THIS BORROWING BASE CERTIFICATE COMPLIES WITH THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THE LOAN AND SECURITY AGREEMENT BETWEEN THE UNDERSIGNED AND SILICON VALLEY BANK.
COMMENTS:

                                                      BANK USE ONLY
                                    RECEIVED BY:__________________
                                    DATE:__________________
                                    REVIEWED BY:__________________
                                    COMPLIANCE STATUS: YES / NO
TRUEVISION, INC.

By:
   ------------------------
     Authorized Signer